UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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COEUR DIALENE MINES CORPORATION

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Creating the World Leader in Silver
Cautionary Statement
Additional Information
The Leader in Silver
Leading Silver Production
Leading Growth Profile
Leading Silver Resource Base
Leading Liquidity
Low Cost Silver Producer
Strong Balance Sheet to Finance Growth
Assets located in the Americas
Transaction Summary
Anticipated Transaction Timetable
Palmarejo - A World Class Silver Project in Mexico
Palmarejo - A World Class Silver Asset
World Class Asset in a Proven Silver Region
Palmarejo - A World Class Silver Asset
Palmarejo - Project Plan
Expanding Quality and Size
Large Land Package With Excellent Potential
Benefits of Transaction
The Leader in Silver
Reserves: Coeur
Resources: Coeur
Resources: Palmarejo

May 2007 NYSE: CDE TSX: CDM www.coeur.com Creating the World Leader in Silver

Cautionary Statement This presentation contains forward-looking statements within the meaning of securities legislation in the United States and Canada. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Coeur's control. Operating, exploration and financial data, and other statements in this press release are based on information Coeur believes is reasonable, but involve significant uncertainties affecting Coeur's business, including, but not limited to, future gold and silver prices, costs, ore grades, estimation of gold and silver reserves, mining and processing conditions, construction schedules, currency exchange rates, and the completion and/or updating of mining feasibility studies, changes that could result from Coeur's future acquisition of new mining properties or businesses, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), regulatory and permitting matters, risks inherent in the ownership and operation of, or investment in, mining properties or businesses in foreign countries, as well as other uncertainties and risk factors set out in the company's filings from time to time with the SEC and the Ontario Securities Commission, including, without limitation, Coeur's reports on Form 10-K and Form 10-Q. Actual results and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.

Cautionary Statement Scientific and technical information in this presentation relating to the Palmarejo project was prepared under the supervision of Kenneth M. Phillips, geologist of VOP Mining Services Pty Ltd who is also a director of Bolnisi Gold NL. Mr. Phillips is a qualified person under NI 43-101 and a Member of the Australasian Institute of Mining and Metallurgy. Mr Phillips has sufficient experience which is relevant to the style of mineralisation and type of deposit under consideration and to the activity which he is undertaking to qualify as a Competent Person as defined in the 2004 Edition of the 'Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves'. Mr Phillips has consented to the inclusion in this press release of the matters based on his information in the form and context in which it appears. Donald J. Birak, Coeur's Senior Vice President of Exploration, is the qualified person responsible for the preparation of the scientific and technical information concerning Coeur's reserve and resource information in this document. Mr. Birak has reviewed the available data and procedures and believes the collection of exploration data and calculation of Coeur's mineral reserves and resources reported in this document was conducted in a professional and competent manner. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, please see the Technical Reports for each of the Rochester, Cerro Bayo, Martha, San Bartolome, Kensington, Endeavor and Broken Hill projects as filed on SEDAR at www.sedar.com The definitions of proven and probable mineral reserves and resources under Canadian National Instrument 43-101 are substantially identical to the definitions of such reserves under Guide 7 of the SEC's Securities Act Industry Guides. Mineral resources are in addition to mineral reserves and have not demonstrated economic viability. This presentation uses the terms 'Measured", "Indicated" and "Inferred" Resources. U.S. investors are advised that while such terms are recognised and required by Canadian regulations, the Securities and Exchange Commission does not recognise them. "Inferred Resources" have a great amount of uncertainty as to their existence and as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred resource will ever be upgraded to a higher category. Under Canadian rules, estimates of Inferred Resources may not form the basis of feasibility or other economic studies. U.S. investors are cautioned not to assume that all or any part of Measured or Indicated Resources will ever be converted into reserves. U.S. investors are also cautioned not to assume that all or any part an Inferred Mineral Resource exists, or is economically or legally mineable.

Additional Information The proxy statement that Coeur plans to file with the United States Securities and Exchange Commission ("SEC") and mail to its shareholders will contain information about Coeur, Bolnisi, Palmarejo, the Palmarejo Project, the proposed Transaction and related matters. Shareholders are urged to read the proxy statement carefully when it is available, as it will contain important information that shareholders should consider before making a decision about the Transaction. In addition to receiving the proxy statement from Coeur by mail, shareholders will also be able to obtain the proxy statement, as well as other filings containing information about Coeur, without charge, from the SEC's website (www.sec.gov) or, without charge, from Coeur. This announcement is neither a solicitation of a proxy, an offer to purchase, nor a solicitation of an offer to sell shares of Coeur. Coeur and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Coeur's shareholders with respect to the proposed Transaction. Information regarding any interests that Coeur's executive officers and directors may have in the Transaction will be set forth in the proxy statement. The Coeur shares to be issued in the Transaction have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Coeur intends to issue such Coeur shares pursuant to the exemption from registration set forth in Section 3(a)(10) of the Securities Act. Copies of the acquisition agreements and certain related documents will be filed with Canadian securities regulators and will be available at the Canadian SEDAR website at www.sedar.com. Silver equivalent ounces referred to in this presentation include gold ounces converted to silver based on the ratio of the analyst consensus metal price forecasts for 2009, which were US$10.52 per ounce for silver and US$616 per ounce, for a ratio of 59:1. A detailed description of the reserves and resources of Coeur and Palmarejo that form the basis of the data and estimates contained in this presentation is included in the final pages to this presentation.

Leading Primary Silver Production - 31.6 million ounces expected in 2009 (48.6 million ounces silver equivalent)1 Leading Primary Silver Growth Profile - 47.1% over the next 2 yrs - greater than 3X the growth of nearest peer Leading Resource Base - 90% larger than nearest peer: Over 564 Moz measured and indicated silver equivalent and 153 Moz inferred silver equivalent Leading Global Liquidity Low Costs - below US$2 per ounce in 20092 The Leader in Silver Note: Based on analyst consensus estimates Management estimate

Strong Balance Sheet to Finance Growth without dilution No Silver Hedging Assets Located in the Americas and Australia Experienced Management - exploration, development and open-cut and underground operating expertise The "Go-To" Silver Stock The Leader in Silver

Leading Silver Production New Coeur will be the World's largest Primary Silver Producer Note: Analyst estimates, does not include base metals Company has announced silver production to increase to 23 million ounces by 2009 New Coeur Silver Equivalent Silver 2009 Silver Production (M oz)1 2 Gold Production (koz) 288 20 - 153 31.6 23.5 20.8 6.6 48.6 24.7 20.8 15.4 - 5 10 15 20 25 30 35 40 45 50 New Coeur Pan American Silver Wheaton Hecla 2009 Silver Production (M oz)

Leading Growth Profile The leading growth company in both Silver and Silver Equivalent Note: Analyst estimates, does not include base metals Represents compound annual growth rate for 2 years from 2007-2009 Hecla silver growth of 5% offset by negative gold growth, net silver equivalent growth=0.0% New Coeur New Coeur Primary Silver Production (2007E-2009E)1,2 Silver Equivalent Silver 0.0% 17.2% 52.3% 3 47.1% 14.4% 13.7% 52.3% 17.2% 0.0% 0% 10% 20% 30% 40% 50% 60% Coeur Pan American Silver Wheaton Hecla Primary Silver Production Growth (2007E-2009E)

Leading Silver Resource Base New Coeur has the largest precious metals resources base of its peer group Note: Company announcements New Coeur New Coeur Silver Equivalent Resource (M 0z)1 Inferred Measured and Indicated Inferred 949 - 228 Measured and Indicated 3,390 - 857 Gold Resources (koz) 564.1 294.8 160.0 152.6 249.6 73.4 0 100 200 300 400 500 600 700 800 Coeur Pan American Hecla M oz Ag Eq

Leading Liquidity New Coeur New Coeur Average Daily Trading Volume (US$m) New Coeur will be the most liquid silver stock Days for 1 turn of float Source: Bloomberg Liquidity calculated by adding average daily volumes by share by exchange for all exchanges where each company listed for the period 28th April 2006 - 27th April 2007 Converted prices to USD by using the following exchange rates as at 27th April 2007; AUDUSD: 0.8339 EURUSD: 1.3641 CADUSD: 0.8967 New Coeur calculated by combining the historical liquidity of Palmarejo, Bolnisi and Coeur for the period 28th April 2006 - 27th April 2007 10 15 20 25 30 35 40 45 New Coeur Pan American Silver Silver Wheaton Hecla Volume (US$m) 30 35 40 45 50 55 60 Days (1 turn of float) Volume (LHS) Days to turn float (RHS)

Low Cost Silver Producer New Coeur will have cash costs of less than US$2 per ounce Sources: Coeur management estimates, based on Palmarejo mineral resource estimates and all the metallurgical and mining studies completed to date Based on analyst estimate New Coeur New Coeur Silver Cash Cost after credits (2009E) 1 2 2 2 2 1.79 2.34 3.85 4.00 4.74 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 5.0 New Coeur Pan American Silver Old Coeur Silver Wheaton Hecla Silver Cash Cost (net-credits) US$/oz

Strong Balance Sheet to Finance Growth New Coeur has the capacity to finance new mines without dilution Notes: Calculated from Coeur, Bolnisi and Palmarejo financial statements for the period ended 31 December 2006 using the exchange rates as at 31 December 2006 Company estimate Represents total project cost of $85m less order commitments and expenditure of $46m as at December 2006 Does not include operational cash flow generated from 1 Jan 2007 1 4 2 2 3 119 78 39 382 146 0 50 100 150 200 250 300 350 400 Pro-forma Cash and equivalents as at 31 Dec 2006 San Bartolome Capital Kensington Capital Palmarejo Capital Cash Remaining US$m

Measured and indicated mineral resources are inclusive of proven and probable mineral reserves. Please refer to the tables of mineral resources and mineral reserves at the end of this presentation for the itemization of proven and probable mineral reserves and additional measured and indicated mineral resources.
Assets located in the Americas Kensington Project, Alaska Rochester Mine, Nevada Cerro Bayo Mine, Chile Martha Mine, Argentina Ag Au Ag Eq koz Koz Koz M&I 57,347 - 57,347 Inferred 2,765 - 2,765 Broken Hill, NSW Endeavour, NSW Ag Au Ag Eq koz Koz Koz M&I 25,842 - 25,842 Inferred 33,674 - 33,674 Ag Au Ag Eq koz Koz Koz M&I 8,034 12 8,742 Inferred 2,875 3 3,052 Ag Au Ag Eq Koz Koz Koz M&I - 1,975 116,525 Inferred - 243 14,337 Ag Au Ag Eq koz Koz Koz M&I 14,847 297 32,370 Inferred 11,944 208 24,216 Ag Au Ag Eq koz Koz Koz M&I 16,739 135 24,704 Inferred - - - San Bartolome, Bolivia Ag Au Ag Eq Koz Koz Koz M&I 152,042 - 152,042 Inferred 3,851 - 3,851 Palmarejo, Mexico Ag Au Ag Eq koz Koz Koz M&I 89,260 971 146,549 Inferred 41,530 495 70,735 Well diversified portfolio generally located in preferred mining jurisdictions primarily the Americas Merger adds strategic land position in Mexico's premier silver district

Transaction Summary Consideration Offered1: 271.3 million Coeur shares Total transaction value of approx US$1.1 billion % Ownership 50.6:49.4 Premium of 14% to the 60 day volume weighted average price of Bolnisi shares Premium of 32% to the 60 day volume weighted average price of Palmarejo shares Exchange Ratio: 2.715 Coeur shares for each Palmarejo share 0.682 Coeur shares for each Bolnisi share Structure: Plan of arrangement with Palmarejo Scheme of arrangement with Bolnisi Other Terms: Break-up fee of 1% of consideration Call option over 19.9% of Bolnisi from Bolnisi director Transaction Approvals: 3/4 vote of Bolnisi shareholders, 2/3 vote of Palmarejo shareholders, >50% by Coeur shareholders Note: 1. Based on Coeur last price at close on May 2, 2007 of $4.05; options and warrants in Palmarejo taken out on the basis of Black Scholes valuation

Anticipated Transaction Timetable Key Milestones Indicative Dates Mailing of information to Coeur, Bolnisi, and Palmarejo shareholders Mid-late June Coeur shareholder meeting Mid-late July Bolnisi shareholder meeting Late July Palmarejo shareholder meeting Late July Anticipated closing August

Palmarejo - A World Class Silver Project in Mexico

Palmarejo - A World Class Silver Asset Expected to be one of the world's largest and lowest cost primary silver mines Located in prolific Sierra Madre belt in Mexico - the world's largest primary silver producing country Construction fully permitted and underway - substantial capital already spent Low capital costs relative to significant production profile and substantial resource base Significant potential for resource expansion at initial mine (particularly at depth) and from other known nearby targets Potential for new discoveries on large land package considered excellent

World Class Asset in a Proven Silver Region Sierra Madre Precious Metals Belt Ocampo Pinos Altos Dolores Mulatos Palmarejo El Sauzal Luismin Fresnillo Alamo Dorado Guanacevi Juanicipio Sisa

BOLNISI GOLD NL

COEUR
THE PRECIOUS METALS COMPANY

Palmarejo Silver and Gold Corporation

Palmarejo – A World Class Silver Asset

Current Resources:	▪ Measured and Indicated: ➢ 89.3 M oz Ag ➢ 1.0 M oz Au ➢ 146.6 M oz Ag Eq ▪ Inferred: ➢ 41.5 M oz Ag ➢ 0.5 M oz Au ➢ 70.7 M oz Ag Eq
Estimated Annual Production[1]: *(pre-optimization plan)*	▪ 18.5 M oz Ag Eq ▪ 12 M oz silver ▪ 110,000 oz gold
Estimated Operating Cost: *(pre-optimization plan)*	▪ <US$1.00/oz after by-product credits
Type of operation: *(pre-optimization plan)*	▪ 2 million tonnes per annum open pit mine
Remaining Capital Costs: *(pre-optimization plan)*	▪ US$34 million

Source: Palmarejo Presentation at The Natural Resource Summit of The Americas – 28 March 2007
1 Based on Palmarejo mineral resource estimates and all the metallurgical and mining studies completed to date

19

Palmarejo - Project Plan Plant design and engineering complete for a 2Mtpa open pit operation Construction underway since September 2006 US$50.4m committed or spent to date Long lead time items have been purchased Optimization plan to be initiated prior to transaction's closing Combined open pit and underground mine scenario to be pursued Production anticipated to commence by the end of 2008 Concentrate Leach and CIL Area Tank Ring Beams Lower Plant Overview Source: Palmarejo

Expanding Quality and Size Source: Bolnisi Silver equivalent Resource (M oz) Silver resources have increased by 47% since September 2005 Currently over 2/3 of resources are measured and indicated Inferred 336 1,177 477 495 Measured and Indicated - - 495 971 Gold Resources (koz) 99.4 146.6 64.5 195.4 94.6 70.7 0 50 100 150 200 250 June, 2004 Palmarejo - Initial October, 2004 Palmarejo September, 2005 Palmarejo October, 2006 Palmarejo, Guadalupe January, 2007 La Patria M oz Inferred Measured & Indicated

Large Land Package With Excellent Potential Historic gold/silver mining district Holdings cover ~12,100 hectares Mine located on one of 14 silver targets on the property Since drilling commenced in Nov 2003 Palmarejo has proved up a resource of M&I:146 Moz Ag Eq and Inferred: 71 Moz Ag Eq) Significant exploration upside exists around the mine sites and at the other silver targets on the property Current Mine Site Source: Bolnisi

Positions Coeur as the undisputed leader in silver Coeur gains an important strategic position in Mexico - the world's leading primary silver mining jurisdiction Production growth of 47.1% by 2009 53% reduction in Coeur's expected 2009 cash costs after credits1 Adds substantial exploration/expansion potential Coeur's underground and open-pit expertise will allow for optimization of one of Mexico's highest grade surface ore bodies A great opportunity for all shareholders to participate in the development of the Palmarejo mine through ownership of New Coeur stock - the world's premier silver play Benefits of Transaction Management estimate, based on Palmarejo mineral resource estimates and all the metallurgical and mining studies completed to date

Leading Silver Production Leading Growth Profile Leading Resource Base Leading Liquidity Substantial Reduction in Cash Costs Strong Balance Sheet to Finance Growth 100% Leverage to Silver Prices THE "GO - TO" SILVER STOCK The Leader in Silver

Reserves: Coeur Proven Mineral Reserves (Year-end 2006) Proven Mineral Reserves (Year-end 2006) Proven Mineral Reserves (Year-end 2006) Proven Mineral Reserves (Year-end 2006) Proven Mineral Reserves (Year-end 2006) Proven Mineral Reserves (Year-end 2006) Proven Mineral Reserves (Year-end 2006) Grade (oz/ton) Grade (oz/ton) Ounces (000's) Ounces (000's) Property Location Short tons (000's) Silver Gold Silver Gold Rochester Nevada, USA 3,720 0.66 0.007 2,436 26 Cerro Bayo Chile 375 10.41 0.20 3,902 75 Martha Argentina 33 64.05 0.10 2,118 3 San Bartolome Bolivia - - - - - Kensington Alaska, USA - - - - - Endeavour Australia 9,700 1.59 - 15,420 - Broken Hill Australia 10,064 1.46 - 14,648 - 23,892 38,524 104 Probable Mineral Reserves (Year-end 2006) Probable Mineral Reserves (Year-end 2006) Probable Mineral Reserves (Year-end 2006) Probable Mineral Reserves (Year-end 2006) Probable Mineral Reserves (Year-end 2006) Probable Mineral Reserves (Year-end 2006) Probable Mineral Reserves (Year-end 2006) Grade (oz/ton) Grade (oz/ton) Ounces (000's) Ounces (000's) Property Location Short tons (000's) Silver Gold Silver Gold Rochester Nevada, USA - - - - - Cerro Bayo Chile 259 8.66 0.18 2,242 47 Martha Argentina 66 59.97 0.08 3,966 6 San Bartolome Bolivia 46,176 3.29 - 151,882 - Kensington Alaska, USA 4,419 - 0.31 - 1,352 Endeavour Australia 11,684 1.42 - 16,563 - Broken Hill Australia 2,844 1.18 - 3,368 - 65,448 178,021 1,405 Mineral Reserves correspond to Ore Reserves per US SEC classification. Metal prices used to determine ore reserves were $8.00/oz. Ag and $475.00/oz. Au at Cerro Bayo, Martha and Rochester; $10.0/oz Ag at Endeavor; $10.12/oz Ag. at Broken Hill; $6.00/oz Ag at San Bartolome; and $550/oz Au at Kensington. Endeavor and Broken Hill reserves are as of June 30, 2006. A detailed discussion of the assumptions, parameters, methods and other factors used to calculate the reserves disclosed herein are contained in the most recent technical report for each of the respective properties listed above. The technical reports have been prepared in accordance with National Instrument 43-101 and are available for review on SEDAR.

Resources: Coeur Measured Mineral Resource (Year-end 2006) Measured Mineral Resource (Year-end 2006) Measured Mineral Resource (Year-end 2006) Measured Mineral Resource (Year-end 2006) Measured Mineral Resource (Year-end 2006) Measured Mineral Resource (Year-end 2006) Measured Mineral Resource (Year-end 2006) Short Grade (ounces/ton) Grade (ounces/ton) Ounces (000s) Ounces (000s) Property Location Tons (000s) Silver Gold Silver Gold Rochester Nevada, USA 12,304 0.94 0.01 11,598 88 Cerro Bayo Chile 455 9.38 0.17 4,267 75 Martha Argentina 19 39.44 0.06 739 1 San Bartolome Bolivia - - - - - Kensington Alaska, USA - - - - - Endeavour Australia 3,748 3.00 - 11,259 - Broken Hill Australia 2,105 2.31 - 4,870 - 18,631 32,733 164 Indicated Mineral Resource (year-end 2006) Indicated Mineral Resource (year-end 2006) Indicated Mineral Resource (year-end 2006) Indicated Mineral Resource (year-end 2006) Indicated Mineral Resource (year-end 2006) Indicated Mineral Resource (year-end 2006) Indicated Mineral Resource (year-end 2006) Short Grade (ounces/ton) Grade (ounces/ton) Ounces (000s) Ounces (000s) Property Location Tonns (000's) Silver Gold Silver Gold Rochester Nevada, USA 2,931 0.92 0.01 2,705 21 Cerro Bayo Chile 727 6.11 0.14 4,436 100 Martha Argentina 31 39.24 0.06 1,211 2 San Bartolome Bolivia 70 2.29 - 160 - Kensington Alaska, USA 3,136 - 0.20 - 623 Endeavour Australia 4,519 3.12 - 14,105 - Broken Hill Australia 1,510 1.96 - 2,956 - 12,924 25,573 746 Mineral resources correspond to mineralized material per US SEC guidelines. Mineral resources are in addition to mineral reserves and have not demonstrated economic viability. A detailed discussion of the assumptions, parameters, methods and other factors used to calculate the resources disclosed herein are contained in the most recent technical report for each of the respective properties listed above. The technical reports have been prepared in accordance with National Instrument 43-101 and are available for review on SEDAR.

Resources: Coeur Inferred Mineral Resource (Year-end 2006) Inferred Mineral Resource (Year-end 2006) Inferred Mineral Resource (Year-end 2006) Inferred Mineral Resource (Year-end 2006) Inferred Mineral Resource (Year-end 2006) Inferred Mineral Resource (Year-end 2006) Inferred Mineral Resource (Year-end 2006) Short Grade (ounces/ton) Grade (ounces/ton) Ounces (000s) Ounces (000s) Property Location Tons (000's) Silver Gold Silver Gold Rochester Nevada, USA - - - - - Cerro Bayo Chile 1,328 9.00 0.16 11,944 208 Martha Argentina 63 45.76 0.05 2,875 3 San Bartolome Bolivia 1,096 3.52 - 3,851 - Kensington Alaska, USA 1,184 - 0.21 - 243 Endeavour Australia 1,102 2.51 - 2,765 - Broken Hill Australia 7,256 4.64 - 33,674 - 12,029 55,109 454 Mineral resources correspond to mineralized material per US SEC guidelines. Mineral resources are in addition to mineral reserves and have not demonstrated economic viability. A detailed discussion of the assumptions, parameters, methods and other factors used to calculate the resources disclosed herein are contained in the most recent technical report for each of the respective properties listed above. The technical reports have been prepared in accordance with National Instrument 43-101 and are available for review on SEDAR.

Resources: Palmarejo Resources Resources Resources Resources Resources Resources Palmarejo1 Palmarejo1 Guadalupe2 Guadalupe2 La Patria3 La Patria3 Silver (Oz) Gold (Oz) Silver (Oz) Gold (Oz) Silver (Oz) Gold (Oz) Measured & Indicated 89,260,000 971,000 Inferred 17,930,000 169,000 19,570,000 155,000 4,030,000 171,000 Total 107,190,000 1,140,000 19,570,000 155,000 4,030,000 171,000 Note: Source: Palmarejo Updated Resource Statement - 24 October 2006 - A 0.8 g/t AuEq cutoff has been applied to Palmarejo - only those blocks with higher interpolated grade than these cutoffs have been included in the resource statement above. Source: Palmarejo Initial Resource Statement for Guadalupe - 24 October 2006 - 0.8 g/t AuEq cutoff has been applied to Guadalupe above 1300 m elevation. A 3 g/t AuEq cutoff has been applied to Guadalupe below 1300 m elevation. Only those blocks with higher interpolated grade than this cutoff have been included in the resource statement above. Source: Palmarejo Initial Resource Statement for the La Patria Project - 16 January 2007 - A 0.8 g/t AuEq cut-off has been applied to the La Patria resource estimate. Only those blocks with higher interpolated grade than this cut-off have been included in the resource statement above.

May 2007 NYSE: CDE TSX: CDM www.coeur.com Creating the World Leader in Silver